Exhibit 4.1

Share certificate

Number of certificate	Number of shares

NEXTERS INC.

COMPANY NUMBER 2053442

(COMPANY)

INCORPORATED UNDER THE BVI BUSINESS COMPANY ACT, 2004, AS AMENDED

This is to certify that                        of                                       is the registered holder of                             shares of no par value each being fully paid the above-named company, subject to the memorandum and articles of association of the company.

Given under the Common Seal of the Company this      day of

Director